Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

This Second Amendment (“Amendment”) is made effective as of March 10, 2021 by and among Brookline Bancorp, Inc. (the “Company”), a Delaware corporation, and Brookline Bank, a Massachusetts-chartered trust company (the “Bank”), each with its principal administrative office at 131 Clarendon Street, Boston, Massachusetts 02116, and Paul A. Perrault (“Executive”).

WHEREAS, the Company, the Bank and Executive have entered into an Employment Agreement dated as of April 11, 2011, as previously amended effective July 25, 2018 (the “Employment Agreement”); and

WHEREAS, the Company, the Bank and Executive wish to amend certain provisions of the Employment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the Company, the Bank and Executive hereby agree:

1.	Section 4(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following:

“Upon the occurrence of an Event of Termination, as defined in Section 4(a), the Bank will cause to be continued life and disability coverage substantially identical to the coverage maintained by the Company or the Bank for Executive prior to his termination. Such coverage shall continue for 24 months from the Date of Termination. In addition, from and after an Event of Termination, Executive and his spouse and any eligible dependent shall be eligible to continue their medical and dental insurance coverage under the Bank’s group medical and dental insurance plans in effect at the time of termination of Executive’s employment upon an Event of Termination (as the same may be amended, supplemented or replaced by the Bank from time to time) to the maximum extent permissible under the terms and conditions of such plans and under applicable law, until Executive (and, independently, his spouse) dies. The premium payments for such coverage shall be paid by the Bank, and such amounts may be taxable to the extent necessary to avoid treatment as a discriminatory arrangement under Code Section 105(h), if applicable. In the event that the Bank is unable, by operation of the group medical and dental insurance plans or applicable law, to continue group medical and dental insurance coverage for Executive and his spouse and any eligible dependent as provided herein, or if providing such coverage would cause the Bank or the Executive, his spouse or any eligible dependent to be subject to tax penalties under the Patient Protection and Affordable Care Act or otherwise, then the Bank will pay Executive (or his spouse and any eligible dependent, as applicable) on a monthly basis an amount equal to the premium cost of such group medical and dental insurance coverage until Executive (and, independently, his spouse) dies.”

2.	Section 5 of the Employment Agreement is hereby updated by adding a new paragraph to the end of Section 5 as follows:

“Upon termination of Executive’s employment upon Retirement, Death, or Disability, Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party. In addition, from and after termination of Executive’s employment upon Retirement, Executive and his spouse and any eligible dependent shall be eligible to continue their medical and dental insurance coverage under the Bank’s group medical and dental insurance plans in effect at the time of termination of Executive’s employment upon Retirement (as the same may be amended, supplemented or replaced by the Bank from time to time) to the maximum extent permissible under the terms and conditions of such plans and under applicable law, until Executive (and, independently, his spouse) dies. The premium payments for such coverage shall be paid by the Bank, and such amounts may be taxable to the extent necessary to avoid treatment as a discriminatory arrangement under Code Section 105(h), if applicable. In the event that the Bank is unable, by operation of the group medical and dental insurance plans or applicable law, to continue group medical and dental insurance coverage for Executive and his spouse and any eligible dependent as provided herein, or if providing such coverage would cause the Bank or the Executive, his spouse or any eligible dependent to be subject to tax penalties under the Patient Protection and Affordable Care Act or otherwise, then the Bank will pay Executive (or his spouse and any eligible dependent, as applicable) on a monthly basis an amount equal to the premium cost of such group medical and dental insurance coverage until Executive (and, independently, his spouse) dies.”

3.	Except as so amended, the Employment Agreement is in all other respects hereby confirmed and defined terms used but not defined herein shall have the meanings set forth in the Employment Agreement.

4.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

BROOKLINE BANCORP, INC.

By:
Name:
Title:

BROOKLINE BANK

By:
Name:
Title:

EXECUTIVE

Paul A. Perrault

[Signature Page to the Second Amendment to Employment Agreement]